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                                                                    EXHIBIT 99.1

                                VOTING AGREEMENT

     VOTING AGREEMENT (the "Agreement"), dated as of May 17, 1997, between Metromail Corporation, a Delaware corporation ("Parent"), and CVM Equity Fund III, Ltd., in its capacity as shareholder ("Shareholder") of Atlantes Corporation, a Colorado corporation (the "Company").

     WHEREAS, concurrently herewith, Parent, MML Merging Company, a Colorado corporation and a wholly-owned subsidiary of Parent ("Mergerco"), and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement");

     WHEREAS, under the terms of the Merger Agreement, Mergerco would be merged with and into the Company with the Company surviving such merger (the "Merger");

     WHEREAS, Shareholder, as of the date hereof, is the beneficial owner of certain shares of common stock of the Company, no par value per share (the "Common Stock"), with the Shareholder beneficially owning 147,135 such shares of Common Stock (the "Shares");

     WHEREAS, approval of the Merger Agreement by the Company's shareholders is a condition to the consummation of the Merger and in connection therewith, the Company has agreed to call a special meeting of the shareholders to vote on the Merger Agreement (the "Company Shareholder Meeting");

     WHEREAS, as a condition to its entering into the Merger Agreement, Parent has required that Shareholder agree, and Shareholder has agreed, to enter into this Agreement; and

     WHEREAS, Shareholder has been informed that the Board of Directors of the Company has approved the Merger Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     Section 1.  Agreement to Vote, Restrictions on Dispositions, Etc.

               a. Shareholder hereby agrees to attend the Company Shareholder Meeting, in person or by proxy, and to vote (or cause to be voted) all Shares, and any other voting securities of the Company owned by Shareholder, whether issued heretofore or hereafter, that such person owns or has the right to vote, for approval of the Merger Agreement (as amended from time to time), and the transactions contemplated by the Merger Agreement (including, without limitation, any payments or benefits to Company employees that would, in the absence of shareholder approval,
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     constitute "excess parachute payments," as such term is defined in Section
     280G of the Internal Revenue Code of 1986, as amended), such agreement to vote to apply also to any shareholder meeting following the adjournment of the Company Shareholder Meeting at which the shareholders of the Company are voting to approve the Merger Agreement or the transactions contemplated thereby. Shareholder agrees not to grant any proxies or enter into any voting agreement or arrangement inconsistent with this Agreement or the Limited Irrevocable Proxy of even date herewith executed by Shareholder in favor of Parent ("Irrevocable Proxy").

               b. Shareholder hereby agrees that, without the prior written consent of Parent, Shareholder shall not, directly or indirectly, sell, offer to sell, grant any option for the sale of or otherwise transfer or dispose of, or enter into any agreement to sell, any Shares, any warrants to purchase shares of Common Stock and any other voting securities of the Company that Shareholder owns beneficially or otherwise. Shareholder agrees that Parent may instruct the Company to enter stop transfer orders with the transfer agent and the registrar of the Company Common Stock against the transfer of Shares and any other voting securities of the Company that Shareholder owns beneficially or otherwise. If requested by Parent, Shareholder agrees to surrender the certificate or certificates representing the Shares to the transfer agent and registrar of the Company Common Stock in exchange for certificates representing Company Common Stock containing a legend to the effect of the following:

               The shares represented by this certificate are subject to restrictions on transfer and disposition as set forth in the Voting Agreement dated as of May 17, 1997 among Metromail Corporation, a Delaware corporation, and CVM Equity Fund III, Ltd. A copy of such agreement may be obtained from the Secretary of the Company.

          Upon the termination of this Agreement pursuant to Section 6, Shareholder shall have the right to unilaterally instruct the transfer agent and registrar of the Company Common Stock to deliver to the Shareholder certificates representing Company Common Stock registered in the name of the Shareholder and not bearing the foregoing legend in exchange for certificates representing Company Common Stock registered in the name of the Shareholder and bearing such legend.

               c. Shareholder agrees to vote (or cause to be voted) all Shares, and any other voting securities of the Company owned by Shareholder, whether issued heretofore or

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     hereafter, that such person owns or has the right to vote, against (i) any recapitalization, merger, consolidation, sale of assets or other business combination or similar transaction involving the Company, securities or assets which is not endorsed in writing by Parent and (ii) any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or Parent under the Merger Agreement or which could result in any of the conditions to the Company's or the Parent's obligations under the Merger Agreement not being fulfilled.

               d. Shareholder agrees not to directly or indirectly solicit, or authorize any person to solicit, any inquiries or proposals from any person other than Parent relating to the merger or consolidation of the Company with any person other than Parent or its Subsidiaries, or the acquisition of the Company's voting securities by, or the direct or indirect acquisition or disposition of a significant amount of assets of the Company otherwise than in the ordinary course of business of the Company from or to any person other than Parent or its Subsidiaries, or directly or indirectly enter into or continue any discussions, negotiations or agreements relating to, or vote (or cause to be voted) in favor of, any such transaction.

               e. Shareholder agrees to promptly notify Parent in writing of the nature and amount of any acquisition by Shareholder after the date hereof of any voting securities of the Company.

          Section 2. Securities Act Covenants, Representations and Warranties. Shareholder hereby agrees, represents and warrants to Parent as follows:

               a. Shareholder will not make any sale, transfer or other disposition of Parent common stock, par value $.01 per share ("Parent Common Stock"), received by Shareholder in the Merger in violation of the Securities Act of 1933, as amended (the "Securities Act").

               b. Shareholder has been advised that the offering, sale and delivery of shares of Parent Common Stock pursuant to the Merger will be registered under the Securities Act on a registration statement on Form S-
     4. Shareholder has also been advised, however, that to the extent Shareholder is considered an affiliate of the Company at the time the Merger Agreement is submitted for a vote of the shareholders of the Company, any public offering or sale by Shareholder of any shares of Parent Common Stock received by Shareholder in the Merger will, under current law, require either (i) the further registration under the

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     Securities Act of any shares of Parent Common Stock to be sold by
     Shareholder, (ii) compliance with Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act or (iii) the availability of another exemption from such registration under the Securities Act.

               c. Shareholder understands that stop transfer instructions will be given to Parent's transfer agent with respect to Parent Common Stock and that a legend will be placed on the certificates for the shares of Parent Common Stock issued to Shareholder, or any substitutions therefor, to the extent Shareholder is considered an affiliate of the Company at the time the Merger Agreement is submitted for a vote of the shareholders of the Company.

               d. Shareholder has read this Agreement and the Merger Agreement and has discussed their requirements to the extent Shareholder believed necessary with Shareholder's counsel or counsel for the Company.

          Section 3. Additional Representations and Warranties of Shareholder. Shareholder represents and warrants to Parent as follows: Shareholder has all necessary capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Shareholder. Assuming the due authorization, execution and delivery of this Agreement by Parent, this Agreement constitutes the valid and binding agreement of Shareholder enforceable against Shareholder in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or general equitable principles (whether considered in a proceeding in equity or at law). The Shares are the only voting securities of the Company owned (beneficially or of record) by Shareholder and are owned free and clear of all liens, charges, encumbrances, restrictions and commitments of any kind. Other than the Irrevocable Proxy, Shareholder has not appointed or granted any irrevocable proxy, which appointment or grant is still effective, with respect to the Shares. The execution and delivery of this Agreement by Shareholder does not (a) conflict with or violate any agreement, law, rule, regulation, order, judgment or decision or other instrument binding upon Shareholder, nor require any consent, notification, regulatory filing or approval or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares owned by Shareholder pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument

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or obligation to which Shareholder is a party or by which Shareholder or the
Shares owned by Shareholder are bound or affected.

          Section 4. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions (including, without limitation, in the case of Shareholder, any amendments to this Agreement which Parent may reasonably request) as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of their obligations under this Agreement. Without limiting the generality of the foregoing, neither of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of either party to effectuate, carry out or comply with all the terms of this Agreement; provided, however, that Parent shall have the right to exercise any of its rights according to the terms of the Merger Agreement.

          Section 5. Representations and Warranties of Parent. Parent represents and warrants to Shareholder as follows: Each of this Agreement and the Merger Agreement has been approved by a duly authorized committee of the Board of Directors of Parent. Each of this Agreement and the Merger Agreement has been duly executed and delivered by a duly authorized officer of Parent. Assuming the due capacity, execution and delivery of this Agreement by Shareholder and the due authorization, execution and delivery of the Merger Agreement by the Company, each of this Agreement and the Merger Agreement constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles.

          Section 6. Effectiveness and Termination. It is a condition precedent to the effectiveness of this Agreement that the Merger Agreement shall have been executed and delivered and be in full force and effect. This Agreement shall automatically terminate and be of no further force or effect:
(i) upon the close of business on August 31, 1997, if the Merger shall not have been effected by such time, or (ii) upon the earlier termination of the Merger Agreement in accordance with its terms. Upon any termination of this Agreement, except for any rights either party may have in respect of any breach by either party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder. The provisions of Section 1 of this Agreement shall terminate and be of no further force or effect from and after the Effective Time of the Merger.

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          Section 7.  Covenants of Shareholder Not to Enter Into Inconsistent
Agreements. Shareholder hereby agrees that, except as contemplated by this Agreement, the Irrevocable Proxy and the Merger Agreement, Shareholder shall not enter into any voting agreement or grant an irrevocable proxy or power of attorney with respect to the Shares which is inconsistent with this Agreement.

          Section 8.  Miscellaneous.

          a. Notices, Etc. All notices, requests, demands or other communications required by or otherwise given with respect to this Agreement shall be in writing and shall be deemed to have been duly given to either party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or seven days after being mailed by registered or certified mail, postage prepaid in each case to the applicable addresses set forth below:

     If to Parent:

     Metromail Corporation
     360 East 22nd Street
     Lombard, Illinois 60148
     Attention:  Thomas J. Quarles
                 Senior Vice President and General Counsel


     with a copy to:

     Sidley & Austin
     One First National Plaza
     Chicago, Illinois 60603
     Attention:  Dennis V. Osimitz

     If to Shareholder:

     CVM Equity Fund III, Ltd.
     4845 Pearl East Circle, Suite 300
     Boulder, Colorado 80301

     with a copy to:

     Holland & Hart, LLP
     555 Seventeenth Street
     Denver, Colorado 80202-3979
     Attention: Betty Carter Arkell

or to such other address as such party shall have designated by notice so given to each other party.

          b. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified

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or terminated except by an instrument in writing signed by Parent and
Shareholder.

          c. Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of law or otherwise by any of the parties hereto without the prior written consent of each of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives and permitted assigns.

          d. Entire Agreement. This Agreement and the Irrevocable Proxy embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement or the Irrevocable Proxy.

          e. Severability. If any term of this Agreement or the application thereof to either party to a particular circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law; provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

          f. Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that either party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

          g. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by either party shall not preclude the simultaneous or later exercise of any other such rights, power or remedy by such party.

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          h.  No Waiver.  The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by the other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          i. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

          j. Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Courts of the State of Colorado in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court system (and waives any objection based on forum non conveniens or any other objection to venue therein) provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (j) and shall not be deemed to be in general submission to the jurisdiction of said court or in the State of Colorado other than for such purposes. Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding.

          k. Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the internal laws of the State of Colorado without regard to principles of conflicts of law.

          l. Name, Captions, Gender. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

          m. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

          n. Expenses. Each party shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

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          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                    METROMAIL CORPORATION



                                    By: /s/ Susan L. Henricks
                                        -------------------------
                                         Name: Susan L. Henricks
                                         Title: President and CEO



                                    CVM EQUITY FUND III



                                    By: /s/ Kyle Lefkoff
                                        -------------------------
                                         Name: Kyle Lefkoff
                                         Title: Attorney-in-Fact

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                           LIMITED IRREVOCABLE PROXY

          The undersigned shareholder of Atlantes Corporation, a Colorado corporation (the "Company"), hereby irrevocably appoints Metromail Corporation, a Delaware corporation ("Parent"), the attorney-in-fact and proxy of the undersigned, within the limitations of this Proxy, with respect to shares of Common Stock, no par value per share, of the Company owned of record or beneficially by the undersigned (the "Shares"). Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given. This Proxy is irrevocable (to the extent permitted under Colorado law), and coupled with an interest and is granted in consideration of the Company and Parent entering into the Agreement and Plan of Merger dated May 17, 1997 among Parent, MML Merging Company and the Company (the "Merger Agreement"). The attorney and proxy named above will be empowered at any time prior to the earliest of (i) the effectiveness of the Merger as defined in the Merger Agreement, (ii) August 31, 1997; (iii) receiving notice from Parent that Parent elects to terminate this Proxy or (iv) the termination of the voting agreement dated as of May 17, 1997 between Metromail and CVM Equity Fund III, Ltd. (the "Voting Agreement") in accordance with its terms, to exercise all voting and other rights to the extent specified in the succeeding paragraph. Upon the occurrence of the earliest of the foregoing events described in clauses (i), (ii), (iii) or (iv) above, this Proxy shall expire and be of no further force or effect.

          The attorney and proxy named above may only exercise this proxy to vote the Shares subject hereto in favor of approval of the Merger Agreement and the Merger at any annual, special or other meeting of the holders of capital stock of the Company and any adjournments thereof (including, without limitation, the power to execute and deliver written consents with respect to the Shares) or for the purpose of voting against a business combination of the Company with any party other than Parent or any of its subsidiaries and affiliates and may not exercise this Proxy on any other matters. The undersigned shareholder may vote the Shares on all other matters. The undersigned will, upon
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request, execute and deliver any additional documents deemed by the above-named attorney-in-fact and proxy to be reasonably necessary or desirable to effect the limited irrevocable proxy created hereby.


                              CVM EQUITY FUND III


                              /s/ Kyle Lefkoff
                              ---------------------------------

                              Shares of Company Common Stock
                              Owned: 147,135

Dated: May 16, 1997